Leggett & Platt to Acquire Elite Comfort Solutions Creating a Leading Provider of Differentiated Products for the Bedding Industry November 7, 2018 Exhibit 99.2

Forward-Looking Statements This presentation contains “forward-looking statements,” including the timing and financing of the transaction, the financial results of ECS and the combined pro forma results of the company and ECS.  These statements are identified either by their context or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecasted,” “intend,” “may,” “plan,” “should” or the like.  All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. We do not have, and do not undertake, any duty to update any forward-looking statement. Forward-looking statements should not be relied upon as a prediction of actual future events or results.  Any forward-looking statement reflects only the beliefs of Leggett at the time the statement is made. All forward-looking statements are subject to risks and uncertainties which might cause actual events or results to differ materially from the forward-looking statements.  Some of these risks and uncertainties include: the occurrence of any circumstance that could give rise to the termination of the definitive agreement with ECS; that closing conditions to the transaction with ECS, including certain regulatory approvals, may not be satisfied or waived, on a timely basis; the transaction with ECS may not be completed in the expected time frame, or at all; unexpected costs resulting from the transaction with ECS; uncertainty of the financial performance of ECS; failure to realize anticipated benefits of the  transaction, including as a result of delay in integrating the businesses of ECS; delays in achieving revenue and cost synergies of ECS; inability to retain key personnel and maintain customer and supplier relationships of ECS; factors that reduce the company’s ability to obtain bank or debt financing in the expected timeframe; inability to deleverage in the expected timeframe; the company's and ECS’s ability to achieve their respective operating targets, the impact of the Tax Cuts and Jobs Act, price and product competition, the amount of share repurchases, demand for the company's and ECS’s products, cost and availability of raw materials and labor, fuel and energy costs, growth of acquired companies, general economic conditions, possible goodwill or asset impairment, foreign currency fluctuation, litigation risks and other risk factors in Leggett’s Form 10-K, Form 10-Q and Form 8-Ks.

Transaction Overview FINANCING Planned expansion of commercial paper program and related revolving credit agreement; issuance of $500 million 5-year term loan Commitment to rapidly deleveraging and maintaining a strong, investment grade credit rating Post closing, LEG may refinance a portion of outstanding commercial paper through issuance of notes in the debt capital markets FINANCIAL PROFILE FY 9/30/18 sales of $611 million Expected to generate double-digit sales growth and strong EBITDA margins that are accretive to company average margins Expected to have a slightly negative effect on EBIT margins due to purchase accounting In 2019, expect net interest expense of ~$90 million, diluted shares of ~136 million, ~23% tax rate. Expected to be neutral to EPS in 2019; accretive to EPS beginning in 2020 Maintaining commitment to long-term dividend growth; expect to extend 47-year dividend growth track record CONSIDERATION LEG to acquire ECS for $1.25 billion in cash CLOSING & CONDITIONS Expected to close in January 2019

ECS: Leading Provider of Proprietary Foam Technology for Bedding and Furniture Markets ECS Sales by End Market All Bedding 65% Headquarters: Newnan, GA Markets Served: Primarily Bedding and Furniture Customers: Serves leading traditional bedding and boxed bed brands Key Raw Materials: Polyol, TDI, MDI Operational Footprint: National manufacturing footprint, with 16 U.S. facilities covering all major U.S. regions 2 facilities engaged in development and manufacturing of chemicals and additives used in foam production Provides market diversity and production capacity to support growth Large-scale specialty foam producer with a strong West Coast manufacturing presence (4 facilities) ECS will be a separate business unit within the Residential Products segment; ECS management team to continue leading the business; expect to maintain all 16 facilities

Market Trends Favorable for ECS Online mattress sales expected to more than double over next 4-5 years Boxed bed market segment represents a growing percentage of online sales Box bed brands are growing, are primarily foam, and are increasingly seeking to differentiate through specialty foams and hybrid products, especially in mid-to-premium price points Traditional OEMs and retailers are adding boxed bed offerings Compressed mattresses are growing through both online and traditional channels; trend supports premium foam demand Expected to be half of the market by 2026 Premium foam and hybrid mattresses are expected to gain share

Acquisition Creates the Leading Provider of Differentiated Products for the Bedding Industry Augments Growth Opportunities Establishes a Global Leader in Bedding Technology and Manufacturing Adds Critical Capabilities in Proprietary Foam Technologies and Scale in Production of Private-Label Finished Mattresses

Establishes Global Leader in Bedding Technology and Manufacturing ECS is a leading provider of proprietary foam technology for the bedding and furniture industries; recognized leader in innovative, high-quality specialty foam ECS has a diversified customer mix and strong position in the high-growth boxed bed market segment ECS adds critical capabilities in foam technology and scale in production of private-label finished mattresses, toppers, and pillows Combined, we are positioned to capitalize on market trends including growth in foam and hybrid mattresses for online mattress channel and boxed bed brands

Adds R&D Capabilities and Proprietary Foam Technologies ECS’s substantial proprietary and patented technology allows the company to develop unique specialty foam products for individual customers ECS’s numerous branded, specialty additives enhance foam performance by reducing heat retention and improving durability and air flow Combined company’s best-in-class specialty foam innovation and spring technology allows development of new hybrid products

Positions the Company to Grow Opportunity to leverage ECS’s core competency in boxed bed innovation and capitalize on this new and growing sales channel Opportunity to create new hybrid products utilizing the capabilities of LEG in Comfort Core® innersprings and ECS in premium specialty foam represents strong synergies to the combined company Opportunity to capture greater share of global specialty foam for bedding Supports LEG’s long-term 6-9% revenue growth target by gaining scale in faster-growing online and boxed bed channels ECS expected to grow well above LEG’s average for next several years

Commitment to Deleveraging 10 Operating Cash Flow Expect 2019 pro-forma operating cash flow of ~$550 million Intend to quickly delever through cash flow to ~2.5x EBITDA in 2020 Maintain Investment Grade Rating Committed to maintaining strong, investment grade ratings LEG to retain a robust liquidity profile, with access to the investment grade bond market, bank market and commercial paper market LEG to modestly change dividend payout target to ~50% of earnings

Key Take-Aways Adds R&D Capabilities and Proprietary Foam Technologies Well-Positioned to Capitalize on Current and Future Trends Supports Revenue Growth Domestically and Internationally Creates a Leading Provider of Differentiated Products for the Bedding Industry ü ü ü ü Strong Cash Flow to Support Dividend and Rapid Debt Reduction ü

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